EXHIBIT 99.1

NATIONAL HOME HEALTH CARE CORP.
ANNOUNCES OPERATING RESULTS FOR THE
QUARTER AND FISCAL YEAR ENDED JULY 31, 2006

        Scarsdale, New York, October 30, 2006, National Home Health Care Corp. (National Market: NHHC), a provider of home health care and staffing services in the Northeast, today reported results for the quarter and fiscal year ended July 31, 2006.

        Net patient revenue for the quarter ended July 31, 2006 was $25,342,000, a decrease of $529,000, or 2.0% from $25,871,000 for the quarter ended July 31, 2005. Net income for the quarter ended July 31, 2006 was $900,000, or $.16 per diluted share, an increase of $308,000, or 52% from $592,000, or $.10 per diluted share, for the quarter ended July 31, 2005.

        Net patient revenue for the fiscal year ended July 31, 2006 was $102,365,000, an increase of $3,904,000, or 4.0% from $98,461,000 for the fiscal year ended July 31, 2005. Net income for the fiscal year ended July 31, 2006 was $3,655,000, or $.64 per diluted share, an increase of $88,000, or 2.5% from $3,567,000, or $.62 per diluted share, for the fiscal year ended July 31, 2005.

CONTACT:	Steven Fialkow, President and Chief Executive Officer or Robert P. Heller, Chief Financial Officer (914) 722-9000.